UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 10, 2011

Game Face Gaming, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-164651	27-1551007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4655 Gran River Glen, Duluth GA 30096	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 516-5910

Intake Communications, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management
Item 5.01 Changes in Control of Registrant

On February 10, 2011, Ron Warren, the principal shareholder and sole officer and director of the Company, entered into a Stock Purchase Agreement which provided for the sale of his 11,333,333 shares of common stock of the Company (the “Control Shares”) to Punim Chadoshos, LLC, a New York limited liability corporation (the “Buyer”). The consideration paid for the Control Shares, which represents 40.57% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $50,000. The Buyer, which is owned by a trust, used funds which it borrowed to purchase the Shares.

Simultaneous with such purchase and sale by the Buyer, Mr. Warren resigned from all his positions with the Company and Felix Elinson and Irving Bader were appointed to the Board of Directors of the Company, and Mr. Elinson was appointed President and Mr. Bader the Secretary. In addition, Mr. Warren canceled 104,666,667 shares of the Company previously owned by him and no longer owns any shares in the Company.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters, other than as provided above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 10 2011, in connection with the acquisition of the Control Shares, (i) Ron Warren resigned from all his positions as an officer of the Company, and (ii) the Board of Directors of the Company elected Felix Elinson as President and a director of the Company and Irving Bader as Secretary and a director.

There is currently no arrangement or agreement regarding the compensation of Messrs. Elinson or Bader with respect to serving as officers and directors of the Company.

The Buyer will be pursuing opportunities for the Company, including without limitation, finalizing a transaction to purchase intellectual property from an affiliate of Mr. Elinson relating to non-wagering, non-games of chance (such as chess, poker, and backgammon), multi-platform, multiplayer and social, game software platform.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Document

10.1	Stock Purchase Agreement dated February 10, 2011 among Game Face Gaming, Inc., Ron Warren and Punim Chadoshos, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME FACE GAMING, INC.

Date: February 11, 2011	By:	/s/ Felix Elinson
Name: Felix Elinson
Title: President

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